AZZ Inc. Reports Fourth Quarter EPS of $0.87 and Full Year EPS of $3.35 for Fiscal Year 2022

April 22, 2022 - FORT WORTH, TX - AZZ Inc. (NYSE: AZZ), a global provider of metal coating solutions, welding solutions, specialty electrical equipment and highly engineered services today issued its audited consolidated financial statements contained in the Company's Fiscal Year 2022 Annual Report on Form 10-K for the year ended February 28, 2022.

Fiscal Year 2022 Overview and Recent Highlights:
•Achieved 35th consecutive year of profitability
•Reported diluted earnings per share of $3.35 and reported net income of $84.0 million
•Full Year adjusted earnings per share of $3.34 and adjusted net income of $83.8 million
•Sales of $902.7 million, increased by 7.6% compared to prior year
◦Metal Coatings segment full year results versus prior year:
▪Sales of $519.0 million, up 13.4%
▪Adjusted operating income of $127.3 million, up 19.3%
▪Adjusted operating margin of 24.5%, versus 23.3%, or 120 bps improvement
◦Infrastructure Solutions segment full year results versus prior year:
▪Sales of $383.7 million, up 0.7%
▪Adjusted operating income of $33.7 million, up 115.1%
▪Adjusted operating margin of 8.8% versus 4.1%, or 470 bps improvement
•Cash provided from operating activities of $86.0 million decreased 6.5% versus prior year
•Repurchased $30.8 million of common shares during the year
•Effective tax rate of 21.0%; 130 basis points improvement over the prior year

Management Discussion

Tom Ferguson, President and Chief Executive Officer of AZZ, commented, “I am quite pleased with how well our leadership team and dedicated employees overcame supply chain disruptions and labor shortages to take care of their customers, improve our safety record and position AZZ for a strong fiscal year 2023. Fiscal year 2022 was a year of accomplishments for AZZ as we issued our first ESG Report, made significant progress towards becoming predominantly a metal coatings company, completed our 35th consecutive year of profitability, and continued returning capital to our shareholders through dividends and share repurchases. Our Metal Coatings segment again delivered great operating results as they finished with a strong 4th quarter. For the full year they generated record sales of $519.0 million, and 24.5% operating margin, an improvement of 120 basis points over the prior year. The team expanded their spin plant capacity, improved safety, drove improved profitability in Surface Technologies and continued delivering unparalleled value to their customers. Metal Coatings is also positioning to remain the leader in galvanizing through ongoing technology investments in conjunction with Texas A&M University. Our Metal Coatings team continued to drive operational efficiencies utilizing our digital galvanizing system (DGS), while supporting a very active acquisition pipeline that resulted in the completion of two acquisitions (Steel Creek Galvanizing and DAAM Galvanizing) in the fourth quarter.”

Mr. Ferguson continued, “Infrastructure Solutions also had a solid year in spite of experiencing greater disruption from supply chain and labor constraints, as well as international travel restrictions that impacted some Industrial Solutions Platform projects. While bookings activity was quite good, cycle times have extended as supply chain and labor constraints persisted throughout the year. The Electrical Platform’s investment in new applications development resulted in a large battery energy storage system (BESS) project that positions them for a very strong FY2023. Based on the growth of renewable energy sources we believe this is the first of several significant BESS opportunities. We are optimistic for an improvement in the refining turnaround activity both domestically and internationally.”

Subsequent Event:

On March 7, 2022, the Company, and Sequa Corporation ("Sequa"), a portfolio company of global investment firm Carlyle, jointly announced an agreement whereby the Company will acquire Sequa's Precoat Metals business division ("Precoat Metals"). Precoat Metals is headquartered in St. Louis, Missouri and is North America's largest independent provider of metal coil coating solutions. The transaction, which is subject to certain closing conditions, has cleared Hart-Scott Rodino and is expected to close in May, 2022.
Fiscal Year 2023 Guidance

Mr. Ferguson added, “Due to our recent announcement related to the acquisition of Precoat Metals, we will not issue fiscal year 2023 guidance at this time. However, based upon the evaluation of information currently available to management, excluding the impact of the pending Precoat acquisition, we anticipate Metal Coatings will exceed $150 million in sales and exceed 30% EBITDA for the first quarter of fiscal year 2023. We anticipate Infrastructure Solutions for the first quarter of fiscal 2023 will exceed their results in the first quarter of fiscal 2022. This reflects our best estimates given current market conditions, existing execution on our current backlog, and does not include the impact of acquisitions or divestitures, related expenditures, nor any federal regulatory changes that may emerge.”

“As we enter fiscal 2023,” concluded Mr. Ferguson, “our focus will be growing our Metal Coatings segment, completing the acquisition of Precoat Metals, and continuing to pursue strategic options for Infrastructure Solutions. AZZ has maintained excellent cash management processes and will use these to reduce our debt. We have access to the capital necessary to sustain our operations, provide opportunities for organic growth and allow AZZ to continue its dividend. I want to express my sincere gratitude to all our employees for their hard work and dedication throughout the year. We are excited about the opportunities ahead and look forward to welcoming Precoat to the AZZ family.”

Fourth Quarter Results

Sales for the fourth quarter of fiscal year 2022 were $224.7 million, compared to $195.6 million for the prior year, an increase of 14.8%. Net income for the quarter was $21.6 million, or $0.87 per share on a diluted basis, up $5.5 million from the prior year, same quarter. Incoming orders for the three-month period increased to $311.6 million, as compared to $203.6 million for the same quarter last year. The book-to-sales ratio increased significantly to 1.39, compared to 1.04 in last year’s comparable period. As anticipated, backlog at the end of the quarter was $304.5 million, an increase of 63.6% as compared to the same quarter in the prior year.

Metal Coatings Segment

For the fourth quarter of fiscal year 2022, Metal Coatings segment sales increased 20.9% to $128.3 million and operating income increased 18.3% to $31.4 million versus the comparable prior year quarter. Segment operating margin decreased to 24.5% of sales, or 60 basis points lower than the comparable prior year fourth quarter operating margin. The decline in operating margin was a result of higher labor and material costs, including zinc. During the latter part of the fourth quarter, AZZ successfully acquired and has begun integrating Steel Creek Galvanizing and DAAM Galvanizing in Canada into its network of hot-dip galvanizing facilities in North America.

Infrastructure Solutions Segment

For the fourth quarter of fiscal year 2022, Infrastructure Solutions segment sales increased 7.7% to $96.4 million, as compared to $89.5 million in the same quarter of the prior year. Infrastructure Solutions' reported operating income of $9.7 million was 210.8% higher than the comparable prior year quarter. Operating margin increased to 10.1% compared to prior year quarter operating margin of 3.5%. On an adjusted basis, taking into consideration the treatment of assets previously held for sale, operating income of $7.9 million was 155.1% higher than the comparable prior quarter-to-date period. Adjusted operating margin, as percent of sales, was 8.2% compared to 3.5%, as adjusted, in the prior year.

The following chart provides an overview of operating income for both our Metal Coatings and Infrastructure Solutions segments, as adjusted for the impairment charges recorded during the quarter:

	Three Months ended February 28,		Year Ended February 28,
	2022	2021	2022	2021
Metal Coatings Segment
Sales	$128,298	$106,149	$519,000	$457,791
Segment operating income:
Metal Coatings, as reported	31,446	26,591	127,335	95,946
Impact of restructuring and impairment	—	(247)	—	10,796
Metal Coatings, as adjusted	$31,446	$26,344	$127,335	$106,742
Adjusted operating income as a % of sales	24.5%	24.8%	24.5%	23.3%

Infrastructure Solutions Segment
Sales	$96,356	$89,480	$383,664	$381,126
Segment operating income:
Infrastructure Solutions, as reported	9,706	3,123	35,543	6,487
Impact of restructuring and impairment	(1,797)	(23)	(1,797)	9,203
Infrastructure Solutions, as adjusted	$7,909	$3,100	$33,746	$15,690
Adjusted operating income as a % of sales	8.2%	3.5%	8.8%	4.1%

Conference Call Details

AZZ Inc. will conduct a conference call to discuss financial results for the fourth quarter and fiscal year 2022 today, Friday, April 22, 2022, at 11:00 A.M. ET. Interested parties can access the conference call by dialing (844) 855-9499 or (412) 317-5497 (international). A webcast of the call will be available on the Company’s Investor Relations page at http://www.azz.com/investor-relations.

A replay of the call will be available at (877) 344-7529 or (412) 317-0088 (international), confirmation #8903619, through April 29, 2022, or by visiting http://www.azz.com/investor-relations for the next 90 days.

There will be a slide presentation accompanying today’s call. The Company’s slide presentation for the call will be available on the Investor Relations page at http://www.azz.com/investor-relations.

About AZZ Inc.

AZZ Inc. is a global provider of metal coating solutions, welding solutions, specialty electrical equipment and highly engineered services to the markets of power generation, transmission, distribution and industrial in protecting metal and electrical systems used to build and enhance the world’s infrastructure. AZZ Metal Coatings is a leading provider of metal finishing solutions for corrosion protection, including hot dip galvanizing to the North American steel fabrication industry. AZZ Infrastructure Solutions is dedicated to delivering safe and reliable transmission of power from generation sources to end customers, and automated weld overlay solutions for corrosion and erosion mitigation to critical infrastructure in the energy markets worldwide.

Safe Harbor Statement

Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. Certain factors could affect the outcome of the matters described herein. This press release may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand for our products and services, including demand by the metal coatings markets, power generation markets, electrical transmission and distribution markets and the industrial markets. In addition, within each of the markets we serve, our customers and our operations could potentially be adversely impacted by the ongoing COVID-19 pandemic. We could also experience fluctuations in prices and raw material cost, including zinc and natural gas which are used in the hot dip galvanizing process; supply-chain vendor delays; customer requested delays of our products or services; delays in additional acquisition opportunities; currency exchange rates; adequacy of financing; availability of experienced management and employees to implement AZZ’s growth strategy; a downturn in market conditions in any industry relating to the products we inventory or sell or the services that we provide; economic volatility or changes in the political stability in the United States and other foreign markets in which we operate; acts of war or terrorism inside the United States or abroad; and other changes in economic and financial conditions. AZZ has provided additional information regarding risks associated with the business in AZZ’s Annual Report on Form 10-K for the fiscal year ended February 28, 2022 and other filings with the Securities and Exchange Commission (“SEC”), available for viewing on AZZ’s website at www.azz.com and on the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact:
David Nark, Senior Vice President of Marketing and Investor Relations
AZZ Inc.
(817) 810-0095
www.azz.com

Investor Contact:
Joe Dorame, Managing Partner
Lytham Partners
(602) 889-9700
www.lythampartners.com

---Financial tables on the following page---

AZZ Inc.
Condensed Consolidated Statements of Income
(dollars in thousands, except per share data)
(unaudited)

	Three Months ended February 28,		Year Ended February 28,
	2022	2021	2022	2021
Sales	$224,654	$195,629	$902,664	$838,917
Cost of sales	169,437	149,859	677,441	650,170
Gross margin	55,217	45,770	225,223	188,747

Selling, general and administrative	31,006	27,268	113,680	107,134
Restructuring and impairment charges	(1,797)	(270)	(1,797)	19,999
Operating income (loss)	26,008	18,772	113,340	61,614

Interest expense	1,314	2,272	6,395	9,648
Other (income) expense, net	(762)	144	600	969
Income before income taxes	25,456	16,356	106,345	50,997
Income tax expense (benefit)	3,834	196	22,323	11,383
Net income	$21,622	$16,160	$84,022	$39,614
Earnings per common share
Basic	$0.88	$0.64	$3.38	$1.53
Diluted	$0.87	$0.63	$3.35	$1.52

Diluted weighted average shares outstanding	24,918	26,045	25,077	26,045

AZZ Inc.
Segment Reporting
(dollars in thousands)
(unaudited)

	Three Months ended February 28,		Year Ended February 28,
	2022	2021	2022	2021
	(In thousands)		(In thousands)
Sales:
Metal Coatings	$128,298	$106,149	$519,000	$457,791
Infrastructure Solutions	96,356	89,480	383,664	381,126
Total sales	$224,654	195,629	$902,664	$838,917

Operating income:
Metal Coatings	$31,446	$26,591	$127,335	$95,946
Infrastructure Solutions	9,706	3,123	35,543	6,487
Corporate	(15,144)	(10,942)	(49,538)	(40,819)
Total operating income	$26,008	$18,772	$113,340	$61,614

AZZ Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	February 28, 2022	February 28, 2021
Assets:
Current assets (including assets held for sale of $225)	$386,533	$305,055
Property, Plant and Equipment, Net	230,848	207,089
Other assets, net	515,647	487,083
Total assets	$1,133,028	$999,227

Liabilities and Shareholders’ Equity:
Current liabilities	$150,531	$116,633
Long-term debt due after one year, net	226,484	178,419
Other liabilities	88,648	80,883
Shareholders' equity	667,365	623,292
Total liabilities and shareholders' equity	$1,133,028	$999,227
(1) Amounts for FY2021 include adjustments for a business that was reclassified from Assets held for sale to assets held and used.

AZZ Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Year Ended
	February 28, 2022	February 28, 2021
Net cash provided by operating activities	$86,010	$92,035
Net cash used in investing activities	(86,835)	(28,593)
Net cash provided by (used in) financing activities	912	(88,425)
Effect of exchange rates on cash	158	3,133
Net increase (decrease) in cash and cash equivalents	$245	$(21,850)
Cash and cash equivalents at beginning of period	14,837	36,687
Cash and cash equivalents at end of period	$15,082	$14,837

AZZ Inc.
Non-GAAP Disclosure
Adjusted Operating Income, Adjusted Earnings and Adjusted Earnings Per Share

In addition to reporting financial results in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”), the Company has provided adjusted operating income, adjusted earnings and adjusted earnings per share (collectively, the “Adjusted Earnings Measures”), which are non-GAAP measures. Management believes that the presentation of these measures provides investors with a greater transparency comparison of operating results across a broad spectrum of companies, which provides a more complete understanding of the Company’s financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as adjusted operating income, adjusted earnings and adjusted earnings per share, to assess operating performance and that such measures may highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP.

The following tables provides a reconciliation for the three and twelve months ended February 28, 2022 and 2021 between the various measures calculated in accordance with GAAP to the Adjusted Earnings Measures, which are shown net of tax (dollars in thousands, except per share data):

	Three Months ended February 28, 2022	Twelve Months ended February 28, 2022
Operating income	$26,008	$113,340
Restructuring and impairment charges	(1,797)	(1,797)
Acquisition related expenditures	1,554	1,554
Adjusted operating income	$25,765	$113,097

	Three Months ended February 28, 2022		Year Ended February 28, 2022
	Amount	Per Diluted Share(1)	Amount	Per Diluted Share(1)
Net income and diluted earnings per share	$21,622	$0.87	$84,022	$3.35
Adjustments (net of tax):
Restructuring and impairment charges:
Metal Coatings	—	—	—	—
Infrastructure Solutions(2)	(1,797)	(0.07)	(1,797)	(0.07)
Acquisition related expenditures(3)	1,554	0.06	1,554	0.06
Subtotal	(243)	(0.01)	(243)	(0.01)
Tax provision (benefit) related to restructuring and impairment charges(4)	56	—	56	—
Total adjustments	(187)	(0.01)	(187)	(0.01)
Adjusted earnings and adjusted earnings per share	$21,435	$0.86	$83,835	$3.34

(1) Adjusted earnings per share amounts included in the table above may not sum due to rounding differences.
(2) Represents the reversal of impairment charges recognized in FY2021 for a business that is no longer held for sale.
(3) Acquisition related expenditures represents expenses related to the Precoat Acquisition.
(4) The non-GAAP effective tax rates for both the three-and twelve-month periods for FY2022 was 22.9%.

	Three Months ended February 28, 2021		Year Ended February 28, 2021
	Amount	Per Diluted Share(1)	Amount	Per Diluted Share(1)
Net income and diluted earnings per share	$16,160	$0.63	$39,614	$1.52
Adjustments (net of tax):
Restructuring and impairment charges:
Metal Coatings	(247)	(0.01)	10,796	0.41
Infrastructure Solutions	(23)	—	9,203	0.35
Subtotal	(270)	(0.01)	19,999	0.77
Tax provision (benefit) related to restructuring and impairment charges(2)	59	—	(4,584)	(0.18)
Total adjustments	(211)	(0.01)	15,415	0.59
Adjusted earnings and adjusted earnings per share	$15,949	$0.61	$55,029	$2.11

(1) Adjusted earnings per share amounts included in the table above may not sum due to rounding differences.
(2) The non-GAAP effective tax rates for the three-and twelve month periods was 22.0% and 22.9%, respectively.